This proxy when properly executed will be voted as directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" all the nominees for director listed in Item (1) below, "FOR" Item (2) below and "FOR" Item (3) below.

                                             VOTES

1.-Election of Directors      NOMINEES: Darryl F. Allen, James E. Perrella
FOR all nominees   WITHHOLD             and Harry C. Stonecipher
(except as marked  AUTHORITY for    (To withhold authority to vote for any
to the contrary)   all nominees     individual nominee, write that nominee's
                                    name on the space provided below.)
                              _______________________________________________

2.-Approval of the 1994            3.-Confirm appointment of Ernst & Young as
   Long-Term Incentive Plan.          independent auditors.

 FOR   AGAINST   ABSTAIN         FOR     AGAINST     ABSTAIN

                              Dated:.................................., 1994

                              ..............................................
                                        Signature of Shareholder

                              ..............................................
                                        Signature of Shareholder
                                           (if held jointly)
                  Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. A proxy for shares held jointly by two or more persons should be signed by all.

PLEASE COMPLETE, DATE, SIGN, AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE

CINCINNATI MILACRON INC.                                               PROXY
4701 Marburg Avenue        This proxy is solicited on behalf of the Board of
Cincinnati, Ohio 45209     Directors

       Proxy for Annual Meeting of Shareholders To Be Held April 26, 1994

     James A. D. Geier, Lyle Everingham and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held April 26, 1994, and any adjournment thereof, on all business that may properly come before including the election of directors, approval of the 1994 Long-Term Incentive Plan and the confirmation of the appointment of auditors.

IMPORTANT VOTING INSTRUCTIONS: A shareholder who has been a continuous beneficial owner since February 1, 1991 is entitled to ten votes for each such share PROVIDED the following certification is completed. By signing, the undersigned: (A) instructs that this proxy be voted as marked and (B) certifies that beneficial ownership of Common Shares has been continuous as follows:
             Date Shares Acquired           Number of Shares
             Prior to February 2, 1991      ________________
             After February 1, 1991         ________________
               TOTAL SHARES                 ________________
                                            ________________

If no certification is made, it will be deemed that beneficial ownership of all Common Shares occurred after February 1, 1991.

                        (Continued and to be signed on reverse side)